UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

SVB FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 30, 2008, SVB Financial Group (the “Company” or “SVB”) and Wells Fargo Bank, N.A. (the “Rights Agent”) entered into Amendment No. 3 to the Amended and Restated Preferred Stock Rights Agreement (the “Rights Agreement”). This amendment increases the Exercise Price at which a Preferred Share Purchase Right may be exercised, from $100 to $175 (subject to adjustment), under the Rights Agreement entered into between the Company and the Rights Agent, dated October 22, 1998, as amended on November 6, 2003, as amended and restated on January 29, 2004 and as further amended on August 2, 2004 and January 29, 2008. A copy of such Amendment No. 3 is being filed concurrently herewith as an exhibit to a Form 8-A/A.

ITEM 3.03	Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01 Entry into a Material Definitive Agreement above, which is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2008	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	President and Chief Executive Officer